Exhibit 99.1

Nova Minerals’ Marches towards Antimony Production with Arrival of Processing & Refining Equipment in Alaska

Anchorage, Alaska, September 8, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report the arrival of approximately 500 tons of equipment in Port MacKenzie, Alaska, to enable the construction of its planned antimony processing and refining facility.

This marks a significant milestone in the Company’s efforts to establish a fully secured and integrated domestic supply chain for antimony, funded by a US$43.4 million award from the Department of War under Title III of the Defense Production Act.

The shipment included more than 40 containers and multiple oversized loads carrying crushing, ore sorting, milling, flotation and refining equipment. The barge departed Seattle on August 26, arriving in Cook Inlet on September 6.

A time lapse video of Nova’s antimony processing plant equipment being unloaded at Port MacKenzie can be viewed at the link .

https://novamineralscorp.com/nova-minerals-marches-towards-antimony-production-with-arrival-of-processing-refining-equipment-in-alaska/

The delivery of this critical processing equipment represents the culmination of six months of detailed procurement, consolidation, planning and logistics coordination undertaken by the Nova Minerals team. The delivery has advanced Nova Minerals’ antimony strategy ahead of schedule, supporting its plans to develop a processing and refining facility in Alaska with production targeted for 2027.

Nova Minerals CEO, Mr. Christopher Gerteisen, commented:

“The shipment arrived ahead of schedule, which will enable us to get construction underway at speed. By acquiring and transporting modern processing and milling equipment from a recently decommissioned site in North America, rather than starting from scratch, we’ve been able to significantly accelerate the path to construction, and ultimately, the production of antimony. This approach has also delivered meaningful capital cost savings.

“Antimony is one of the critical minerals recognized by the Department of War as a priority for the United States. It has essential applications in defense, energy storage, and advanced electronics, which is why this project is so important to our national and economic security.

“We’re proud to embark on the next phase of development and the construction of the antimony processing facility.”

U.S. Congressman Nick Begich praised the effort, stating, “The arrival of nearly 500 tons of infrastructure and refining equipment at Port MacKenzie marks an important first step toward refining antimony in the Mat-Su Valley and building a secure, fully domestic supply chain right here in Alaska,” said Congressman Begich.

“I applaud the Department of War for recognizing the national security importance of this effort and investing in American production,” he said.

“This is exactly the kind of project we need: Alaska resources, Alaska workers, and American production strengthening our national security.”

Alaska State Rep. Kevin McCabe, whose district includes the areas where Nova Minerals will be operating, was delighted by the landmark occasion. “I could not be more excited to finally see this movement on the part of Nova Minerals,” said Rep. McCabe.

“I have watched this project develop, have flown to the Estelle area, and I know how many jobs this will create and the stimulus it will provide to the Alaska economy. This is a fabulous stage of development, and Nova’s use of Port MacKenzie demonstrates their commitment to the Valley and Alaska.”

The Port MacKenzie processing facility is designed to process stibnite-bearing material and, initially, produce antimony trisulfide as part of the U.S. Department of War project. The modular design of the facility provides flexibility to scale operations over time and potentially expand into the production of additional saleable refined antimony products, including antimony metal and antimony trioxide. This flexibility is intended to allow Nova Minerals to respond to evolving market requirements while building an integrated domestic processing capability in the United States.

The Port MacKenzie district provides a strategic location for the Company’s development of a critical minerals refinery. It affords access to a year-round deepwater port, Alaska’s road and highway system, the West Susitna Access Road, and the Port MacKenzie rail spur that will connect to the Alaska Railroad mainline. These infrastructure advantages are expected to support the movement of materials and products as the project advances toward production.

Mat-Su Borough Mayor Edna DeVries noted the benefits of the project for the region and its residents. “For some time, the Mat-Su Borough invested in the infrastructure necessary to position Port MacKenzie as an Alaskan industrial center. Seeing refining and processing equipment arrive at the port is evidence that those investments are paying off,” she remarked.

“This project represents more than a shipment of equipment. It represents jobs, economic diversification, value-added resource development, and a stronger future for Alaska”, said Mayor DeVries.

Figure 1. Barge loaded with Nova’s antimony processing equipment arriving at Port MacKenzie

Figure 2. Barge unloading at Port MacKenzie

Figure 3. 40ft shipping containers loaded onto trucks for the short haul to the Nova Minerals antimony processing plant site

Figure 4. Aerial view of Nova Minerals antimony processing plant site which has been prepared ready for construction

Figure 5. Aerial view of Port MacKenzie highlighting the site for Nova’s antimony processing plant

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries, including Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
Executive Director	Sodali & Co	RedChip Companies, Inc.
Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com